UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 2, 2004

                         S&P 500(R) GEARED(SM) Fund Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

       Maryland                     333-118070               33-1103720
----------------------------        -----------          -------------------
(State or other jurisdiction        Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)



       4 World Financial Center 5th, Floor New York, NY       10080
       -------------------------------------------------     --------
       (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code 212-449-8118
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Item 7.01 - Regulation FD Disclosure

On November 2, 2004, S&P 500(R) GEARED(SM) Fund Inc. has issued the following press release:

       S&P 500(R) GEARED(SM) FUND INC. ANNOUNCES ESTIMATED FIRST YEAR ANNUAL
                      RETURN CAP TO BE APPROXIMATELY 12.33%


     NEW YORK, November 2, 2004, S&P 500(R) GEARED(SM) Fund Inc. (NYSE: GRE) today announced the Fund's expected Maximum Index Participation level and Annual Return Cap for the first annual period.

     The Fund's investment objective is to provide total returns, exclusive of fees and expenses of the Fund, linked to the annual performance of the S&P 500 Composite Stock Price Index (the "S&P 500(R) Index" or "Index"). Where the Index has negative returns for an annual period (approximately one year), the Fund seeks to provide annual price returns that track the performance of the Index on a one-for-one basis over the annual period. Where the performance of the Index is positive for an annual period, the Fund seeks to deliver a "geared" return equal to approximately three times the annual price returns of the Index up a to a maximum index participation level (the "Maximum Index Participation"). "Price returns" means that the performance of the Index reflects only the price movements of the common stocks included in the Index and does not reflect any dividends declared or paid on those stocks. Regardless of whether the annual price returns of the Index are positive or negative, to the extent the Fund receives dividends on its long S&P 500(R) portfolio, the Fund will distribute those dividends (exclusive of fees and expenses) to its shareholders. The Fund will not participate in any Index returns in excess of the Maximum Index Participation, and as a result the Fund's performance over an annual period will be subject to a maximum annual return cap (the "Annual Return Cap").

     Based on terms available when the S&P 500(R) GEARED(SM) Fund Inc. commenced operations, the actual Maximum Index Participation and actual Annual Return Cap are approximately 4.11% and 12.33% accordingly. These figures are subject to change until December 10, 2004, depending on whether the Fund is required to issue new shares pursuant to an overallotment option available to members of the Fund's underwriting syndicate. The overallotment option consists of 1,012,500 shares, at $20 per share. Exercise of all or a portion of the overallotment option would increase the Fund's assets and could increase or decrease the Maximum Index Participation and Annual Return Cap, depending on market conditions.


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     In instances where the return of the Index exceeds the Annual Return Cap, the Fund will under-perform the Index. In future years, the Annual Return Cap could be higher or lower than the Annual Return Cap for the first annual period and could possibly be less than 1%. There can be no assurance that the Fund will achieve its investment objective or be able to structure its investments as anticipated. The Fund is not intended as a complete investment program.

                                      * * *

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          S&P 500(R) GEARED(SM) Fund Inc.
                                                    (Registrant)


Date: November 2, 2004              By:   /s/ Allan J. Oster
                                          -------------------------------
                                          Name:   Allan J. Oster
                                          Title:  Vice President, Secretary and
                                                  Chief Legal Officer